Exhibit 21.1

SUBSIDIARIES OF THE TELX GROUP, INC.

telx Management Services, LLC

Telx – Charlotte, LLC

Telx – Chicago Lakeside, LLC

Telx – Chicago Federal, LLC

Telx – Clifton, LLC

Telx – Dallas, LLC

Telx – Miami, LLC

Telx – Phoenix, LLC

Telx – Weehawken, LLC

Telx California Management, LLC

Telx – Los Angeles, LLC

Telx – San Francisco, LLC

Telx – Santa Clara, LLC

telx – New York Holdings, LLC

telx – New York Management, LLC

telx – New York, LLC

Telx New York 111 8th, LLC

telx Real Estate Holdings, LLC

CPA Holdings, LLC

CPA Access, LLC

CP Atlanta, LLC

CP Atlanta II, LLC

Colo Properties Atlanta, LLC